Exhibit 3.51
ARTICLES OF INCORPORATION
OF
SIGMOR NUMBER 103, INC.

We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation.
ARTICLE ONE
The name of the corporation is SIGMOR NUMBER 103, INC.
ARTICLE TWO
The period of its duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is to purchase and sell goods, wares, and merchandise of all kinds.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is ten thousand (10,000) shares of the par value of Two and 50/100 Dollars ($2.50) each.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done, or property actually received.
ARTICLE SIX
The post office address of its registered office is 350 N. St. Paul Street, Suite 2900, Dallas, Texas 75201-4234, and the name of its registered agent at such address is CT Corporation System.
ARTICLE SEVEN
The number of directors constituting the initial Board of Directors is three (3) and the names and addresses of those persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

Robert D. Farmer	3643 East Commerce Street	San Antonio, Texas
Mary Lou Farmer	3643 East Commerce Street	San Antonio, Texas
Tom E. Turner	3643 East Commerce Street	San Antonio, Texas
ARTICLE EIGHT
The names and addresses of the incorporators are:

Robert D. Farmer	3643 East Commerce Street	San Antonio, Texas
Mary Lou Farmer	3643 East Commerce Street	San Antonio, Texas
Tom E. Turner	3643 East Commerce Street	San Antonio, Texas

IN WITNESS WHEREOF, we have hereunto set our hands on this the 12 day of May, 1971.
/s/ Robert D. Farmer
Robert D. Farmer

/s/ Mary Lou Farmer
Mary Lou Farmer

/s/ Tom E. Turner
Tom E. Turner

THE STATE OF TEXAS    )
COUNTY OF BEXAR    )
I, the undersigned, a Notary Public in and for said county and state, do certify that on the 12 day of May, 1971, personally appeared before me Robert D. Farmer, Mary Lou Farmer, and Tom E. Turner, who, each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.
Given under my hand and seal of office on this the 12 day of May, 1971.

/s/ Jane Patten
Notary Public in and for Bexar County

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